EXHIBIT 24

POWER OF ATTORNEY APPOINTING

JAMES L. HERBERT AND STEVEN J. QUINLAN

Power of Attorney

Each of the undersigned, in his capacity as a director, officer, or both, of Neogen Corporation, appoints James L. Herbert and Steven J. Quinlan, or either of them, to be his/her true and lawful attorney to execute in his/her name, place and stead, a Report on Form 10-K for the year ended May 31, 2018 and to file the same with any exhibits or amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission. James L. Herbert and Steven J. Quinlan shall have full power and authority to do and perform in the name and on the behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Signature	Title	Date
Executive Chairman of the Board of
/s/ James L. Herbert	Directors (Principal Executive Officer)	July 27, 2018
James L. Herbert

/s/ John E. Adent	President & Chief Executive Officer	July 27, 2018
John E. Adent
Vice President & Chief Financial Officer
/s/ Steven J. Quinlan	(Principal Financial Officer)	July 27, 2018
Steven J. Quinlan

/s/ William T. Boehm, Ph. D.	Director	July 27, 2018
William T. Boehm, Ph.D.

/s/ James C. Borel	Director	July 27, 2018
James C. Borel

/s/ Ronald D. Green, Ph. D.	Director	July 27, 2018
Ronald D. Green, Ph.D.

/s/ G. Bruce Papesh	Director	July 27, 2018
G. Bruce Papesh

/s/ Jack C. Parnell	Director	July 27, 2018
Jack C. Parnell

/s/ Thomas H. Reed	Director	July 27, 2018
Thomas H. Reed

/s/ James P. Tobin	Director	July 27, 2018
James P. Tobin

/s/ Darci L. Vetter	Director	July 27, 2018
Darci L. Vetter